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
Following is the text of a press release issued on May 21, 2001:


[LOGO - ICN]

ICN PHARMACEUTICALS, INC.

International Headquarters
ICN Plaza
3300 Hyland Avenue
Costa Mesa, California 92626

Telephone:  (714) 545-0100 X3230
FAX: (714) 641-7215
Telex: 67-0413


NEWS RELEASE
------------


Media:                                               Investors:
-----                                                ---------
Peter Murphy                                         Joe Schepers
714-545-0100 ext. 3213                               212-754-4422


                         ICN QUESTIONS TITO'S SLATE


Costa Mesa, Calif. - May 21, 2001 - ICN Pharmaceuticals, Inc. (NYSE:ICN) today questioned the independence and qualifications of the slate of directors proposed by Swiss/Monte Carlo money manager Tito Tettamanti and the investment group he controls, Special Situations Partners (SSP).

ICN questioned whether the dissident slate of nominees for ICN's May 30 annual meeting is independent. As SSP itself concedes, the slate of nominees was hand picked by Herbert Denton of Providence Capital, whose firm is a member of Tettamanti's group.

ICN stated that two of Tettamanti's nominees have questionable corporate records. The records of Burkhardt and Lee show significant loss in shareholder value. Burkhardt was ousted from his company after a 59% decline in shareholder value and then launched a proxy fight to regain control, assisted by Denton and Providence Capital. He failed. Lee's company's stock declined by over 50% in one day regarding rumors of an investigation into healthcare fraud. The latest records show a short position in the stock of Lee's company of over 60% of the outstanding shares.

Based on these track records, ICN said that its shareholders must ask themselves if they want these nominees as directors of their corporation.

ICN'S STRONG FINANCIAL PERFORMANCE:

In contrast, ICN noted that Institutional Shareholder Services, in a just released report, highlighted ICN's historically "strong financial results." Cumulative returns in ICN stock have been 21% in calendar 2000, 59% over the last five years and 967% over the last ten years. In 1999, the Wall Street Journal named ICN the best performing stock in the pharmaceutical industry with the highest five-year return. The current 2001 issue of Pharmaceutical Economics lists ICN as one of the "Top 25 Healthcare Stocks of the Future."

Milan Panic, chairman and chief executive officer of ICN said, "ICN shareholders need to take a close look at Tito and his nominees. The issue at stake is not the performance of the company and its management and the progress of the corporate restructuring plan now underway. It's Tettamanti and the qualifications and corporate records of his nominees."

ICN is an innovative, research-based global pharmaceutical company that manufactures markets and distributes a broad range of prescription and non-prescription pharmaceuticals under the ICN brand name. Its therapeutic focus is on anti-infectives, including anti-virals, dermatology and oncology. Additional information is also available on the company's website at http://www.icnpharm.com.

THE SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.


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